UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2010, the Federal Home Loan Bank of Atlanta (the "Bank") declared elected the following individuals in the Bank's 2010 election of directors:

  Miriam Lopez, an incumbent director, was re-elected to fill the member directorship the Federal Housing Finance Agency (the "Finance Agency") designated for the state of Florida;
  John C. Helmken, II was elected to fill the member directorship the Finance Agency designated for the state of Georgia; and
  John M. Bond, Jr., an incumbent director, was re-elected to fill the member directorship the Finance Agency designated for the state of Maryland (together with Ms. Lopez and Mr. Helmken, the "Member Directors");
  Jonathan Kislak and Henry Gary Pannell each was re-elected to fill separate non-public interest independent directorship positions (together, the "Independent Directors").

Each of the Member Directors and Mr. Kislak will begin serving a four-year term on January 1, 2011. Mr. Pannell will begin serving a one-year term on January 1, 2011. The Bank has not yet determined on which committees each of the foregoing directors-elect will serve beginning in 2011. The Bank conducted the director elections in accordance with the provisions of the Federal Home Loan Bank Act (the "Act") and the rules and regulations of the Finance Agency.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates and third parties generally. Pursuant to Finance Agency regulation, the Bank's member directors, including the Member Directors, serve as officers or directors of a Bank member.

The Bank expects to compensate the Member Directors and the Independent Directors in accordance with the Bank's Directors' Compensation Policy. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his compensation. The form and amount of any compensation to all directors, including the Member Directors and the Independent Directors, is subject to approval by the board of directors of the Bank and subject to the Federal Home Loan Bank Act and Federal Housing Finance Agency regulations.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 15, 2010, the Bank tallied the preliminary voting results for the 2010 election of directors, which the Board declared final as described in Item 5.02 of this Current Report.

Member Director Election

As discussed in Item 5.02 of this Current Report, member directors were elected for seats designated for the states of Florida, Georgia and Maryland. The following is a tally of the vote for each directorship:

Florida

Total Number of Members Eligible to Vote		295
Number of Members Voting		101
Total Number of Potential Votes		3,888,091
Number of Eligible Votes Cast		1,218,188

Name	Member	Votes Received

Miriam Lopez (elected)	President and Director Marquis Bank, North Miami Beach, FL	505,037

George G. Joseph	President and CEO Dade County Federal Credit Union, Miami, FL	306,392

Robert K. Mays	President and CEO Florida Business Bank, Melbourne, FL	298,059

Dennis T. Ward	President and CEO Federal Trust Bank, Sanford, FL	108,700

Georgia

Total Number of Members Eligible to Vote		283
Number of Members Voting		144
Total Number of Potential Votes		2,440,138
Number of Eligible Votes Cast		1,293,782

Name	Member	Votes Received

John C. Helmken, II (elected)	CEO and Director The Savannah Bank, N.A., Savannah GA; Director Bryan Bank & Trust, Richmond Hill, GA	456,933

Douglas L. Williams	President and CEO Atlantic Capital Bank, Atlanta, GA	372,091

Narasimhuli Neelagaru	Chairman of the Board Quantum National Bank, Suwanee, GA	249,395

William F. Easterlin, III	President and CEO Queensborough National Bank & Trust Company, Louisville, GA	215,363

Maryland

Total Number of Members Eligible to Vote		114
Number of Members Voting		56
Total Number of Potential Votes		1,176,254
Total Number of Eligible Votes Cast		601,511

Name	Member	Votes Received

John M. Bond, Jr. (elected)	Director The Columbia Bank, Columbia, MD	294,802

Ronald D. Paul	Chairman and CEO EagleBank, Bethesda, MD	166,884

Daniel J. Schrider	CEO and President Sandy Spring Bank, Olney, MD	112,244

Lawrence W. Schwartz	Director BankAnnapolis, Annapolis, MD	27,581

Independent Director Election

Messrs. Kislak and Pannell were the only nominees for the two independent directorships up for election in the Bank's 2010 election of directors. Under Finance Agency regulations, each candidate for an independent directorship must receive at least 20 percent of the number of votes eligible to be cast in the election to be elected when the number of nominees is equal to the number of independent directorships to be filled in an election. The results of the vote for the independent directors are as follows:

Total Number of Members Eligible to Vote per Position			1,194
Total Number of Potential Votes per Position			17,637,236

Name	Member	Number of Members Voting	Number of Votes Received

Jonathan Kislak (elected)	Chairman of the Board Antares Capital Corporation, Miami Shores, FL	420	6,998,169

Henry Gary Pannell (elected)	Special Counsel Jones, Walker, Waechter, Poitevent, Carrere & Denegre LLP, Atlanta, GA	456	6,950,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: November 19, 2010	By: /s/ Jill Spencer
Jill Spencer
Interim President and Chief Executive Officer